UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant.

(a)  Dismissal of Independent Registered Public Accounting Firm

On April 28, 2014, the Audit Committee of the Board of Directors of Sonic Automotive, Inc. (“Company”) dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm, effective immediately.

The reports of Ernst & Young LLP on the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2013 and 2012 and in the subsequent interim period through April 28, 2014, there were no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

There was a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended December 31, 2012 and the subsequent interim periods through September 30, 2013, related to a material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (“2012 Annual Report”). As disclosed in the 2012 Annual Report, the Company’s management concluded that a material weakness existed as of December 31, 2012 related to the inadequate design and operating effectiveness of controls with respect to the recording of new and used vehicle revenues and related accounts receivable and the design of vehicle inventory valuation controls. Accordingly, the report of Ernst & Young LLP on the Company’s internal control over financial reporting as of December 31, 2012, as well as management’s report as of the same date, which were included in the Annual Report, contained an adverse opinion thereon. The material weakness was remediated during 2013 and the reports of Ernst & Young LLP and management on the Company’s internal control over financial reporting as of December 31, 2013 concluded that the Company maintained, in all material respects, effective internal control over financial reporting as of that date.

The Company has requested that Ernst & Young LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of Ernst & Young LLP’s letter, dated May 2, 2014, is filed as Exhibit 16.1 to this Form 8-K.

(b)  Appointment of New Independent Registered Public Accounting Firm

Effective May 2, 2014, the Audit Committee appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. During the fiscal years ended December 31, 2013 and 2012 and subsequent interim periods through April 28, 2014, neither the Company, nor anyone on its behalf, has consulted KPMG LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated May 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Heath R. Byrd
Heath R. Byrd Executive Vice President and Chief Financial Officer

Dated: May 2, 2014

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission, dated May 2, 2014.